Exhibit 23.1

AJ. ROBBINS, PC
216 16th STREET, SUITE 600
DENVER, COLORADO 80202

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Form 10/A Amendment No. 2 to the Registration Statement filed on May 19, 2011 of WRASP 34, Inc. of our report dated January 26, 2011 with respect to the financial statements of WRASP 34, Inc. as of December 31, 2010 and 2009 and for the years then ended, and  for the period from inception (June 4, 2009) to December 31, 2010, which appears in such Registration Statement.

/S/AJ. ROBBINS, PC
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado

May 19, 2011